Exhibit 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                            One Ameren Plaza
                                                            1901 Chouteau Avenue
                                                            St. Louis, MO 63103
 Contact:





 Media                           Analysts                      Investors
 Tim Fox                         Bruce Steinke                 Investor Services
 (314) 554-3120                  (314)554-2574                 invest@ameren.com
 tfox2@ameren.com                bsteinke@ameren.com

 FOR IMMEDIATE RELEASE
 ---------------------

                   AMEREN REPORTS FIRST QUARTER 2004 EARNINGS
                        Reaffirms 2004 Earnings Guidance

     St. Louis, Mo., April 29, 2004---Ameren Corporation (NYSE: AEE) today announced first quarter 2004 net income of $97 million, or 55 cents per share, compared to first quarter 2003 net income of $101 million, or 63 cents per share. Net income in the first three months of last year included an after-tax gain of $18 million, or 11 cents per share, due to the adoption of a new accounting standard related to the recognition of asset retirement obligations. Income in the first quarter of 2003 before the cumulative effect of this change in accounting principle was $83 million, or 52 cents per share.

     "Despite milder winter weather, we were able to produce solid earnings this quarter. Excluding the 2003 gain associated with the new accounting standard, 2004 first quarter earnings were up over first quarter 2003," said Gary L. Rainwater, chairman, chief executive officer and president of Ameren Corporation. "The CILCORP acquisition, emission credit sales, a recovering economy and our focus on cost control positively affected 2004 first quarter earnings. These benefits more than offset the negative effects of milder winter weather, higher fuel and purchased power costs, weaker energy markets and earnings per share dilution resulting from increased common shares outstanding."

     Revenues in the first quarter of 2004 increased $108 million to $1.2 billion, compared to the same period in 2003. An additional month of CILCORP Inc. sales in 2004, resulting from the completion of that acquisition on Jan. 31, 2003, increased revenues by $105 million. In addition, improving economic conditions and higher sales to customers in the deregulated Illinois marketplace increased total revenues as industrial and weather-sensitive commercial sales rose 4 percent and 1 percent, respectively, during the quarter. Revenues also benefited from emission credit sales that totaled $15 million during the 2004 first quarter versus approximately $1 million in the prior-year period.

                                    - more -

Add One

     First quarter 2004 revenue gains were partially offset by the impact of milder winter weather that reduced heating demand. In the first quarter of 2004, heating degree days in Ameren's service territory fell approximately 9 percent from the year-ago period. Interchange electric revenues also decreased $25 million in the first quarter of 2004, as compared to the same period in 2003, due to lower power prices and reduced power plant availability. "As expected, energy market conditions, though solid in the first quarter of 2004, were below the exceptionally strong first quarter of 2003," added Mr. Rainwater.

     Fuel and purchased power expenses increased $39 million in the first quarter of 2004, versus the same period a year ago, principally due to the additional month of CILCORP's operations in 2004, sales growth and less low-cost power plant availability.

     Other operations and maintenance expenses increased $14 million in the first quarter of 2004, as compared to 2003. However, other operations and maintenance expense increased approximately $15 million as a result of an additional month of CILCORP ownership in the current period.

     The company's proposed acquisition from Dynegy Inc. (NYSE: DYN) of the stock of Decatur, Ill.-based Illinois Power and a 20 percent interest in Electric Energy, Inc. (EEI) continues to move forward in the regulatory review process. "In early February, we announced the signing of a definitive agreement to purchase Illinois Power and an increased interest in EEI in a transaction valued at $2.3 billion," noted Mr. Rainwater. "In late March, we completed the initial filings required for regulatory approval. This acquisition remains on target to close by the end of this year."

     Warner L. Baxter, executive vice president and chief financial officer added, "Following our announcement of the acquisition, we quickly moved to sell common stock, generating proceeds of approximately $850 million. This offering was a conservative and prudent move to secure a significant portion of the equity financing planned for the Illinois Power transaction. In total, that equity financing is expected to equal at least 50 percent of the transaction value. The additional shares issued in this offering reduced earnings by an estimated 3 cents per share in the first quarter of 2004 since these shares were issued prior to the close of this transaction. However, we expect this acquisition to be accretive to earnings by 5 to 10 cents per share in each of the first two years after closing and to provide significant, long-term value for all of our stakeholders."

                                    - more -

Add Two

     Ameren also announced today that the company is reaffirming its 2004 guidance for earnings per share of between $2.75 and $2.95 per share. The 2004 estimate includes the impact of common shares already issued to partially fund the Illinois Power acquisition, but excludes any potential earnings impact resulting from the Illinois Power acquisition or potential further common stock issuances for this transaction. The company's guidance is subject to, among other things, plant operations, weather conditions, energy market and economic conditions, unusual or otherwise unexpected gains or losses and other risks and uncertainties outlined in the company's Forward-Looking Statements section of this release.

     Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Thursday, April 29, to discuss first quarter 2004 earnings and other matters relating to the company. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Q1 2004 Earnings Conference Call," then the appropriate audio link. A slide presentation is also available on Ameren's website that reconciles earnings per share between the first quarter of 2003 and the first quarter of 2004. To access this presentation simply follow the links for the webcast, and then click on the link for the presentation, which is provided in a .pdf format. The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 12:00 p.m. (Central Time), April 29, until May 6 by dialing, U.S. (800) 428-6051; international (973) 709-2089, and entering the number: 350682.

     With assets of $14.6 billion, Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a capacity of more than 14,600 megawatts. Ameren serves 1.7 million electric customers and 500,000 natural gas customers in a 49,000 square-mile area of Missouri and Illinois.



Forward-Looking Statements
--------------------------

     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

o the closing and timing of Ameren's acquisition of Illinois Power and the impact of any conditions imposed by regulators in connection with their approval thereof;
o    the effects of the  stipulation  and  agreement  relating  to the  AmerenUE
     Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policies;
o changes in laws and other governmental actions, including monetary and fiscal policy;
o the impact on the company of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;
o the effects of increased competition in the future due to, among other things, deregulation of certain aspects of the company's business at both the state and federal levels;
o the effects of participation in a Federal Energy Regulatory Commission-approved regional transmission organization, including activities associated with the Midwest Independent System Operator;
o the availability of fuel for the production of electricity, such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;
o    the use of financial and derivative instruments;
o    average rates for electricity in the Midwest;
o    business and economic conditions;
o the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
o    interest rates and the availability of capital;
o actions of ratings agencies and the effects of such actions; weather conditions; generation plant construction, installation and performance; operation of nuclear power facilities and decommissioning costs;
o    the  effects  of  strategic   initiatives,   including   acquisitions   and
     divestitures;
o the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;
o future wages and employee benefits costs, including changes in returns on benefit plan assets;
o disruptions of the capital markets or other events making the company's access to necessary capital more difficult or costly;
o competition from other generating facilities, including new facilities that may be developed; difficulties in integrating AmerenCILCO and Illinois Power, if consummated, with the company's other businesses;
o changes in the coal markets, environmental laws or regulations, or other factors adversely impacting synergy assumptions in connection with the CILCORP and Illinois Power acquisitions;
o cost and availability of transmission capacity for the energy generated by the company's generating facilities or required to satisfy energy sales made by the company;
o    and legal and administrative proceedings.

                                      # # #


                           AMEREN CORPORATION (AEE)
                           CONSOLIDATED BALANCE SHEET
                            (Unaudited, in millions)

                                                                                        March 31,        December 31,
                                                                                           2004              2003
------------------------------------------------------------------------------------------------------------------------
                                ASSETS
------------------------------------------------------------------------------------------------------------------------
Current Assets:
         Cash and cash equivalents                                                  $              633  $           111
         Accounts receivable - trade                                                               326              326
         Unbilled revenue                                                                          199              221
         Miscellaneous accounts and notes receivable                                                63              126
         Materials and supplies, at average cost                                                   412              487
         Other current assets                                                                       54               46
                                                                                    ------------------- ----------------
           Total current assets                                                                  1,687            1,317
                                                                                    ------------------- ----------------
Property and Plant, net                                                                         10,969           10,920
Investments and Other Non-Current Assets:
         Investments in leveraged leases                                                           161              164
         Nuclear decommissioning trust fund                                                        218              212
         Goodwill and other intangibles, net                                                       561              574
         Other assets                                                                              344              320
                                                                                    ------------------- ----------------
           Total investments and other non-current assets                                        1,284            1,270
                                                                                    ------------------- ----------------
Regulatory Assets                                                                                  701              729
------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                        $           14,641   $        14,236
------------------------------------------------------------------------------------------------------------------------
                 LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------
Current Liabilities:
         Current maturities of long-term debt                                       $              331   $          498
         Short-term debt                                                                             2              161
         Accounts and wages payable                                                                249              480
         Taxes accrued                                                                             182              103
         Other current liabilities                                                                 252              215
                                                                                    ------------------- ----------------
           Total current liabilities                                                             1,016            1,457
                                                                                    ------------------- ----------------
Long-term Debt, Net                                                                              4,068            4,070
Preferred Stock of Subsidiary Subject to Mandatory Redemption                                       21               21
Deferred Credits and Other Non-Current Liabilities:
         Accumulated deferred income taxes, net                                                  1,802            1,853
         Accumulated deferred investment tax credits                                               148              151
         Regulatory liabilities                                                                    832              824
         Asset retirement obligations                                                              419              413
         Accrued pension and other postretirement benefits                                         741              699
         Other deferred credits and liabilities                                                    186              190
                                                                                    ------------------- ----------------
           Total deferred credits and other non-current liabilities                              4,128            4,130
                                                                                    ------------------- ----------------
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption                                182              182
Minority Interest in Consolidated Subsidiaries                                                      23               22
Stockholders' Equity:
         Common stock                                                                                2                2
         Other paid-in capital, principally premium on common stock                              3,425            2,552
         Retained earnings                                                                       1,834            1,853
         Accumulated other comprehensive income (loss)                                             (44)             (44)
         Other                                                                                     (14)              (9)
                                                                                    ------------------- ----------------
           Total stockholders' equity                                                            5,203            4,354
------------------------------------------------------------------------------------------------------- ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $           14,641  $        14,236
------------------------------------------------------------------------------------------------------------------------


                          AMEREN CORPORATION (AEE)
                        CONSOLIDATED STATEMENT OF INCOME
               (Unaudited) (In millions, except per share amounts)
                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                        --------------------------
                                                                                              2004           2003
--------------------------------------------------------------------------------------------------------------------
Operating Revenues:
--------------------------------------------------------------------------------------------------------------------
        Electric                                                                          $    913       $    856
        Gas                                                                                    301            250
        Other                                                                                    2              2
                                                                                          --------       --------
           Total operating revenues                                                          1,216          1,108


Operating Expenses:
--------------------------------------------------------------------------------------------------------------------
        Fuel and purchased power                                                               271            232
        Gas purchased for resale                                                               213            181
        Other operations and maintenance                                                       306            292
        Depreciation and amortization                                                          130            124
        Taxes other than income taxes                                                           80             78
                                                                                          --------       --------
           Total operating expenses                                                          1,000            907
                                                                                          --------       --------
Operating Income                                                                               216            201
--------------------------------------------------------------------------------------------------------------------
Other Income and (Deductions):
--------------------------------------------------------------------------------------------------------------------
        Miscellaneous income                                                                     8              6
        Miscellaneous expense                                                                   (1)            (3)
                                                                                          --------       --------
           Total other income and (deductions)                                                   7              3
                                                                                          --------       --------
Interest Charges and Preferred Dividends:
--------------------------------------------------------------------------------------------------------------------
        Interest                                                                                64             66
        Preferred dividends of subsidiaries                                                      3              3
                                                                                          --------       --------
           Net interest charges and preferred dividends                                         67             69
                                                                                          --------       --------
Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle             156            135
-----------------------------------------------------------------------------------------------------------------
Income Taxes                                                                                    59             52
                                                                                          --------       --------
Income Before Cumulative Effect of Change in Accounting Principle                               97             83
-----------------------------------------------------------------------------------------------------------------
Cumulative Effect of Change in Accounting Principle                                              -             18
-----------------------------------------------------------------------------------------------------------------
Net Income                                                                                $     97       $    101
====================================================================================================================

Earnings per Common Share - Basic and Diluted:
   Income before cumulative effect of change in accounting principle                      $   0.55       $   0.52
   Cumulative effect of change in accounting principle, net of income taxes                      -           0.11
                                                                                          --------       --------
Earnings per Common Share - Basic and Diluted                                             $   0.55       $   0.63
                                                                                          --------       --------
Average Common Shares Outstanding                                                            174.3          158.9
====================================================================================================================


                                  AMEREN CORPORATION (AEE)
                             CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited, in millions)
                                                                                                  Three Months Ended
                                                                                                       March 31,
                                                                                                  -------------------
                                                                                                  2004          2003
---------------------------------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities:
   Net income                                                                                     $   97       $  101
   Adjustments to reconcile net income to net cash
    provided by operating activities:
       Cumulative effect of change in accounting principle                                             -          (18)
       Depreciation and amortization                                                                 130          124
       Amortization of nuclear fuel                                                                    8            7
       Amortization of debt issuance costs and premium/discounts                                       3            2
       Deferred income taxes, net                                                                    (24)           3
       Deferred investment tax credits, net                                                           (3)          (3)
       Coal contract settlement                                                                        9            -
       Changes in assets and liabilities, excluding the effects of the acquisitions:
               Receivables, net                                                                       37           13
               Materials and supplies                                                                 75           44
               Accounts and wages payable                                                           (195)        (186)
               Taxes accrued                                                                          79           68
               Assets, other                                                                         (15)           5
               Liabilities, other                                                                     55           73
               Other                                                                                 (12)          (7)
                                                                                                 -------       ------
Net cash provided by operating activities                                                            244          226
---------------------------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities:
---------------------------------------------------------------------------------------------------------------------------
       Construction expenditures                                                                    (165)        (144)
       Acquisitions, net of cash acquired                                                              -         (488)
       Nuclear fuel expenditures                                                                      (3)           -
       Other                                                                                           7            3
                                                                                                 -------       ------
Net cash used in investing activities                                                               (161)        (629)
---------------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities:
---------------------------------------------------------------------------------------------------------------------------
       Dividends on common stock                                                                    (116)        (102)
       Capital issuance costs                                                                        (22)         (10)
       Redemptions, repurchases and maturities:
          Nuclear fuel lease                                                                         (67)          (2)
          Short-term debt                                                                           (159)        (255)
          Long-term debt                                                                            (100)         (31)
       Issuances:
          Common stock                                                                               903          285
          Long-term debt                                                                               -          184
                                                                                                 -------       ------
Net cash provided by financing activities                                                            439           69
---------------------------------------------------------------------------------------------------------------------------

Net Change In Cash and Cash Equivalents                                                              522         (334)
Cash and Cash Equivalents at Beginning of Year                                                       111          628
---------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents at End of Period                                                       $   633       $  294
===========================================================================================================================


                            AMEREN CORPORATION (AEE)
                        CONSOLIDATED OPERATING STATISTICS



                                                      Three Months Ended
                                                           March 31,
                                                  -------------------------
                                                     2004             2003
                                                  -------------------------
Electric Sales - KWH (in millions):
       Residential                                   4,943            4,750
       Commercial                                    4,819            4,410
       Industrial                                    4,323            3,903
       Wholesale                                     2,765            2,286
       Other                                            83               76
                                                  --------       ----------
         Native                                     16,933           15,425
       Interchange                                   2,150            2,421
       EEI                                             877              769
                                                 ---------       ----------
         Total                                      19,960           18,615


Electric Revenues - (in millions):
       Residential                               $     286       $      273
       Commercial                                      241              222
       Industrial                                      164              141
       Wholesale                                        95               75
       Other                                             6                6
                                                 ---------       ----------
         Native                                        792              717
       Interchange                                      76              101
       EEI                                              15               18
       Other                                            30               20
                                                 ---------       ----------
         Total                                         913              856
                                                 ---------       ----------
Power Supply  (%):
      Fossil                                          79.0             80.8
      Nuclear                                         10.0             11.5
      Hydro                                            1.7              0.6
      Purchased                                        9.3              7.1
Fuel Cost per KWH (cents)                            1.075            0.990
Gas Sales - MMBTU (in thousands)                    35,036           27,065


                                                   March 31,     December 31,
                                                    2004             2003
                                                 ------------    ------------
Common Stock:
       Shares outstanding (in millions)              182.5            162.9
       Book value per share                         $28.51           $26.73

Capitalization Ratios:
       Common equity                                  56.7%            47.5%
       Preferred stock                                 2.0%             2.0%
       Debt, net of cash                              41.3%            50.5%
